Exhibit 4.1

BARRINGTON BROADCASTING GROUP LLC,
as Issuer,

BARRINGTON BROADCASTING CAPITAL CORPORATION,
as Co-Issuer

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

INDENTURE

DATED AS OF August 11, 2006

10½% SENIOR SUBORDINATED NOTES DUE 2014

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Section Indenture

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.3; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	12.3
	(c)	12.3
313	(a)	7.6
	(b)(1)	7.6
	(b)(2)	7.6; 7.7
	(c)	7.6; 12.2
	(d)	7.6
314	(a)	4.3; 12.5
	(b)	10.2
	(c)(1)	12.4
	(c)(2)	12.4
	(c)(3)	N.A.
	(d)	9.1
	(e)	12.5
	(f)	N.A.
315	(a)	7.1
	(b)	7.5; 12.2
	(c)	7.1
	(d)	7.1
	(e)	6.11
316	(a) (last sentence)	2.9
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	2.13
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.4
318	(a)	12.1
	(b)	N.A.
	(c)	12.1

N.A. means not applicable.

*                         This Cross-Reference Table is not part of this Indenture.

i

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF NOTATIONAL GUARANTEE
Exhibit C	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A
Exhibit D	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

v

This Indenture, dated as of August 11, 2006, is by and among BARRINGTON BROADCASTING GROUP LLC, a Delaware limited liability company (the “Issuer”), Barrington Broadcasting Capital Corporation, a Delaware corporation (the “Co-Issuer”), the initial guarantors listed on the signature pages hereto (the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).

The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of (i) the Issuers’ 10½% Senior Subordinated Notes due 2014 issued on the date hereof (the “Initial Notes”) and (ii) Additional Notes (together with the Initial Notes, the “Notes”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1                                                       Definitions.

“Acquired Debt” means, with respect to any specified Person:

(a)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(b)            Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

 “Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

“Additional Notes” means Notes (other than the Initial Notes) issued pursuant to Article II hereof and otherwise in compliance with the provisions of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Asset Sale” means:

(1)           the sale, lease, conveyance or other disposition of any assets or rights, other than in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and the Restricted

Subsidiaries taken as a whole will be governed by Section 4.14 or Article V and not by Section 4.10; and

(2)           the issuance of Equity Interests in any Restricted Subsidiary or the sale of Equity Interests in any Restricted Subsidiary.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)           any single transaction or series of related transactions that involves assets or Equity Interests having a fair market value of $1.0 million or less;

(2)           a transfer of assets between or among the Issuer and Restricted Subsidiaries;

(3)           an issuance of Equity Interests to the Issuer or to another Restricted Subsidiary;

(4)           the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)           the sale and leaseback of any assets within 90 days of the acquisition thereof;

(6)           foreclosures on assets;

(7)           the disposition of equipment no longer used or useful in the business of such entity;

(8)           the sale or other disposition of cash or Cash Equivalents;

(9)           a Restricted Payment or Permitted Investment that is permitted under Section 4.7;

(10)         the licensing of intellectual property;

(11)         the grant of Liens not prohibited by this Indenture; and

(12)         any release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute or controversy.

“Asset Sale Offer” means an Offer to Purchase required to be made by the Issuers pursuant to Section 4.10 to all Holders.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means, as to any Person, the board of directors of such Person (or if such Person is a limited liability company, the board of managers of such Person) or similar governing body or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer, the Co-Issuer or any Restricted Subsidiary to have been duly adopted by the Board of Directors, unless the context specifically requires that such resolution be adopted by a majority of the Disinterested Directors, in which case by a majority of such directors, and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)           United States dollars;

(2)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government

(provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)           certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with (x) any lender party to the Credit Agreements or (y) any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)           repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition; and

(6)           money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Certificated Notes” means Notes that are in the form of Exhibit A attached hereto other than Global Notes.

“Change of Control” means the occurrence of any of the following:

(1)           the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and the Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(2)           the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3)           the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Issuer, measured by voting power rather than number of shares; or

(4)           the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

“Change of Control Offer” means an Offer to Purchase required to be made by the Issuer pursuant to Section 4.14 to all Holders.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect on the Issue Date and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

“Co-Issuer” means the Person identified as such in the Preamble hereto, until a successor Person shall have replaced the Co-Issuer as co-obligor on the Notes pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.

“Commission” means the U.S. Securities and Exchange Commission and any successor thereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)           an amount equal to any extraordinary loss plus any net loss realized by such Person or any of the Restricted Subsidiaries in connection with (a) an Asset Sale or (b) the disposition of any securities by such Person or any of the Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of the Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)           provision for taxes based on income or profits of such Person and the Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)           Consolidated Interest Expense of such Person and the Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)           depreciation, amortization (including amortization of goodwill and other intangibles and amortization of programming costs but excluding amortization of prepaid cash expenses that were paid in a prior period) and other noncash expenses (excluding any such noncash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and the Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other noncash expenses were deducted in computing such Consolidated Net Income; plus

(5)           any extraordinary or non-recurring expenses of such Person and the Restricted Subsidiaries for such period to the extent that such charges were deducted in computing such Consolidated Net Income; plus

(6)           noncash items (excluding any noncash item to the extent that it represents an accrual of, or a reserve for, cash expenditures in any future period) reducing such Consolidated Net Income for such period; plus

(7)           any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or transactions; minus

(8)           noncash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; minus

(9)           programming rights payments made during such period,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication of:

(1)           the consolidated interest expense of such Person and the Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financing, and net of all payments made or received (if any) pursuant to Hedging Obligations):

(2)           the consolidated interest expense of such Person and the Restricted Subsidiaries that was capitalized during such period;

(3)           any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of the Restricted Subsidiaries or secured by a Lien on assets of such Person or any of the Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); and

(4)           the product of:

(a)           all cash dividend payments (and noncash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of Preferred Stock of such Person or any of the Restricted Subsidiaries, times

(b)           a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)           the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)           the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)           the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded; and

(4)           the cumulative effect of a change in accounting principles will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer or Parent, as applicable, who:

(1)           was a member of such Board of Directors on the date of this Indenture;

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

(3)           was nominated by Principals beneficially owning at least 20% of the Voting Stock of the Issuer.

“Control Investment Affiliate” means with respect to any Person, any other Person which (a) directly or indirectly, is in control of, is controlled by, oris under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies or a Person controlled by such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies ofsuch Person whether by contract or otherwise.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee shall specify for receipt of notices under this Indenture.

“Credit Agreement” means that certain Credit Agreement, dated as of August 11, 2006, by and among Parent, the Issuer, the guarantors party thereto, Bank of America, N.A., as administrative agent and the other lenders party thereto, providing for up to $172.0 million aggregate principal amount of credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (including any increase in principal amount whether or not with the same lenders or agents).

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.6 hereof, and, thereafter, “Depositary” shall mean or include such successor.

“Designated Senior Debt” means:

(1)           any Indebtedness outstanding under the Credit Facilities; and

(2)           any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Issuer as “Designated Senior Debt.”

“Disinterested Director” means, with respect to any proposed transaction between (i) the Issuer or a Restricted Subsidiary, as applicable, and (ii) an Affiliate thereof (other than the Issuer or a Restricted Subsidiary), a member of the Board of Directors of the Issuer or such Restricted Subsidiary, as applicable, who would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Stock in the Issuer or is an employee of the Issuer.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the

Issuer to repurchase such Capital Stock upon the occurrence ofa change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.7.

“Domestic Subsidiary” means any Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“DTC” means The Depository Trust Company and any successor.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offering of Capital Stock (other than Disqualified Stock) of Parent or the Issuer, the net proceeds of which are contributed to the Issuer, in each case to any Person that is not an Affiliate of the Issuer, which offering results in at least $35.0 million of net aggregate proceeds to the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” means the series of Notes to be issued under this Indenture in exchange for the Initial Notes pursuant to a Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Existing Indebtedness” means Indebtedness of the Issuer and the Restricted Subsidiaries (other than Indebtedness under the Credit Facilities) in existence on the date of this Indenture, until such amounts are repaid.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

“Global Note Legend” means the legend identified as such in Exhibit A hereto.

“Global Notes” means the Notes that are in the form of Exhibit A hereto issued in global form and registered in the name of the Depositary or its nominee.

“Guarantee” means the guarantee by each Guarantor of the Issuers’ Obligations under the Notes and this Indenture.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:

(1)           the Issuer’s Domestic Subsidiaries on the Issue Date (other than the Co-Issuer and Sagamore) and their respective successors and assigns; and

(2)           any other subsidiary of the Issuer that executes a Guarantee in accordance with the provisions of this Indenture and its successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)           interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)           other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency rates or commodity prices.

“Holder” means a Person in whose name a Note is registered in the security register.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)           in respect of banker’s acceptances;

(4)           representing Capital Lease Obligations;

(5)           representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)           representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any indebtedness of any other Person; provided that Indebtedness shall not include the pledge of the Capital Stock of any Unrestricted Subsidiary to secure Non-Recourse Debt of that Unrestricted Subsidiary.

The amount of any Indebtedness outstanding as of any date will be:

(1)           the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)           the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the preamble hereto.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.7. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means August 11, 2006.

“Issuer” means the Person identified as such in the Preamble hereto, until a successor Person shall have replaced the Issuer as obligor on the Notes pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.

“Issuers” means the Issuer and the Co-Issuer, collectively. The terms “each Issuer,” “any Issuer,” “such Issuer” and other similar terms shall mean the Issuers individually.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal Corporate Trust Office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Leverage Ratio” means the ratio of (i) the aggregate outstanding amount of Indebtedness of the Issuer and the Restricted Subsidiaries as of the last day of the most recently ended fiscal quarter for which financial statements are internally available as of the date of calculation on a combined consolidated basis in accordance with GAAP (subject to the terms described in the next paragraph) plus the aggregate liquidation preference of all outstanding Disqualified Stock of the Issuer and Preferred Stock of the Restricted Subsidiaries (except Preferred Stock issued to the Issuer or a Restricted Subsidiary) as of the last day of such fiscal quarter to (ii) the aggregate Consolidated Cash Flow of the Issuer for the last four full fiscal quarters for which financial statements are internally available ending on or prior to the date of determination (the “Reference Period”).

For purposes of this definition, (i) the amount of Indebtedness which is issued at a discount shall be deemed to be the accreted value of such Indebtedness as of the last day of the Reference Period, whether or not such amount is the amount then reflected on a balance sheet prepared in accordance with GAAP, and (ii) the aggregate outstanding principal amount of Indebtedness of the Issuer and the Restricted Subsidiaries and the aggregate liquidation preference of all outstanding Disqualified Stock of the Issuer and Preferred Stock of the Restricted Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and Disqualified Stock of the Issuer and Preferred Stock of the Restricted Subsidiaries giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or such Disqualified Stock or Preferred Stock is being issued had occurred, on the first day of such Reference Period. In addition to the foregoing, for purposes of this definition, the Leverage Ratio shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of the Issuer and the Restricted Subsidiaries and the issuance of Disqualified Stock of the Issuer and Preferred Stock of the Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence or issuance (and the application of the proceeds therefrom) or repayment or repurchase of other Indebtedness, or issuance of Disqualified Stock of the Issuer or Preferred Stock of the Restricted Subsidiaries, at any time subsequent to the beginning of the Reference Period and on or prior to the date of determination as if such incurrence or issuance (and the application of the proceeds thereof), or the repayment or repurchase, as the case may be, occurred on the first day of the Reference Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period) and (ii) any acquisition at any time on or subsequent to the first day of the Reference Period and on or prior to the date of determination as if such acquisition (including the incurrence, assumption or liability for any such Indebtedness and the issuance of such Disqualified Stock or Preferred Stock and also including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the Reference Period giving pro forma effect to any non-recurring expenses, non-recurring costs and operating expense reductions within the first year after such acquisition the Issuer reasonably anticipates in good faith if the Issuer delivers to the Trustee an officer’s certificate executed by the chief financial or accounting officer of the Issuer certifying to and describing and quantifying with reasonable specificity such non-recurring expenses, non-recurring costs and operating expense reductions. Furthermore, in calculating Consolidated Interest Expense for purposes of the calculation of Consolidated Cash

Flow, (a) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such indebtedness as in effect on the date of determination and (b) notwithstanding (a) above, interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such Hedging Obligations.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Net Income” means with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1)           any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:  (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of the Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of the Restricted Subsidiaries; and

(2)           any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Issuer nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)           no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3)           as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of the Restricted Subsidiaries (other than the Capital Stock of an Unrestricted Subsidiary).

“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Notes” means the 10½% Senior Subordinated Notes due 2014 of the Issuers issued on the date hereof and any Additional Notes, including any Exchange Notes. The Notes and the Additional Notes (including any Exchange Notes), if any, shall be treated as a single class for all purposes under this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Issuers by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five business days after the Expiration Date. The Issuers shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuers’ obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuers or, at the Issuers’ request, by the Trustee in the name and at the expense of the Issuers. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1)           the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2)           the Expiration Date and the Purchase Date;

(3)           the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4)           the purchase price to be paid by the Issuers for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

(5)           that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

(6)           the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7)           that, unless the Issuers default in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Issuers pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8)           that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9)           that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Issuers or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10)         that Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuers (or their Paying Agent) receive, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11)         that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

(12)         if applicable, that, in the case of any Holder whose Note is purchased only in part, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Offering Memorandum” means the final offering memorandum related to the issuance of the Notes on the Issue Date, dated August 3, 2006.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or the Co-Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer or the Co-Issuer, by one Officer of the Issuer or the Co-Issuer, whom is the principal executive officer, the principal financial officer, the Treasurer or the principal accounting officer of the Issuer or the Co-Issuer, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or any Subsidiary of the Issuer.

“Parent” means Barrington Broadcasting LLC, the direct parent of the Issuer, and its successors and assigns.

“Participant” means, with respect to DTC, a Person who has an account with DTC.

“Paying Agent” means any Person authorized by an Issuer to pay the principal of, premium, if any, or interest on any Notes on behalf of such Issuer.

“Permitted Asset Swap” means, with respect to any Person, the substantially concurrent exchange of assets of such Person (including Equity Interests of a Restricted Subsidiary) for assets of another Person, which assets are useful to the business of such aforementioned Person.

“Permitted Business” means any business engaged in by the Issuer or the Restricted Subsidiaries as of the Closing Date or any business reasonably related, ancillary or complementary thereto.

“Permitted Investments” means:

(1)           any Investment in the Issuer or in a Restricted Subsidiary;

(2)           any Investment in Cash Equivalents;

(3)           any Investment by the Issuer or any Restricted Subsidiary in a Person if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary; or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Subsidiary;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(5)           any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

(6)           any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7)           Hedging Obligations;

(8)           Investments represented by guarantees that are otherwise permitted under this Indenture;

(9)           Investments resulting from the creation of Liens on the assets of the Issuer or any of the Restrictive Subsidiaries that are otherwise permitted under this Indenture;

(10)         Investments in Sagamore in an aggregate amount not to exceed $1.0 million; or

(11)         other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed $7.5 million.

“Permitted Junior Securities” means:

(l)            Equity Interests in the Issuer or any Guarantor; or

(2)           debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt under this Indenture.

“Permitted Liens” means:

(1)           Liens securing Senior Debt that was permitted by the terms of this Indenture to be incurred;

(2)           Liens in favor of the Issuer or the Restricted Subsidiaries;

(3)           Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Restricted Subsidiary; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Restricted Subsidiary;

(4)           Liens on property existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary; provided that such Liens were not incurred in contemplation of such acquisition;

(5)           Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)           Liens to secure Indebtedness (including Capital Lease Obligations) initially permitted by clause (11) of the second paragraph of Section 4.9 covering only the assets acquired with such Indebtedness;

(7)           Liens existing on the date of this Indenture;

(8)           Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)           Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations that do not exceed $5.0 million at any one time outstanding;

(10)         Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

(11)         Liens securing Permitted Refinancing Indebtedness where the Liens securing indebtedness being refinanced were permitted under this Indenture;

(12)         easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed as applicable, in the ordinary course of business and consistent with industry practices;

(13)         any interest or title of a lessor under any Capital Lease Obligation;

(14)         Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to letters of credit and products and proceeds thereof;

(15)         Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty, including rights of offset and set-off;

(16)         Liens securing Hedging Obligations which Hedging Obligations relate to indebtedness that is otherwise permitted under this Indenture;

(17)         leases or subleases granted to others;

(18)         Liens under licensing agreements;

(19)         Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(20)         judgment Liens not giving rise to an Event of Default;

(21)         Liens encumbering property of the Issuer or a Restricted Subsidiary incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of bids, tenders, statutory obligations, leases, and contracts (other than for Indebtedness) entered into in the ordinary course of business of the Issuer or a Restricted Subsidiary;

(22)         Liens encumbering property of the Issuer or a Restricted Subsidiary consisting of carriers, warehousemen, mechanics, materialmen, repairmen and landlords and other Liens arising by operation of law and incurred in the ordinary course of business for sums which are not overdue or which are being contested in good faith by appropriate proceedings and (if so contested) for which appropriate reserves with respect thereto have been established and maintained on the books of the Issuer or a Restricted Subsidiary in accordance with GAAP; and

(23)         Liens to secure the guarantee permitted by clause (2) of Section 4.9.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of the Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Issuer or any of the Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith); and

(2)           such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(3)           if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Principals” means Pilot Group LP and its Control Investment Affiliates.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date among the Issuers, the Guarantors and Banc of America Securities LLC and Wachovia Capital Markets, LLC, as the initial purchasers relating to the Initial Notes or, with respect to Additional Notes, any registration rights agreement entered into in connection with such issuance thereof.

“Related Party” means:

(1)           any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2)           any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Representative” means any agent or representative in respect of any Designated Senior Debt; provided, however, that if, and for so long as, any Designated Senior Debt lacks such representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“Resale Restriction Termination Date” means for any Transfer Restricted Note (or beneficial interest therein), other than a Regulation S Temporary Global Note, which shall not have a Resale Restriction Termination Date and shall remain subject to the transfer restrictions specified therefor in this Indenture until such Global Note is cancelled by the Trustee, that is (a) not a Regulation S Global Note (or Certificated Note issued in respect thereof pursuant to Section 2.6(b)), two years (or such other period specified in Rule 144(k)) from the Issue Date or, if any Additional Notes that are Transfer Restricted Notes have been issued before the Resale Restriction Termination Date for any Transfer Restricted Notes, from the latest such original issue date of such Additional Notes, and (b) a Regulation S Global Note (or Certificated Note issued in respect thereof pursuant to Section 2.6(b)) (other than a Regulation S Temporary Global Note), the date on or after the 40th consecutive day beginning on and including the later of (i) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S) pursuant to Regulation S and (ii) the issue date for such Notes.

“Responsible Officer” means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Certificated Notes” means one or more Certificated Notes bearing the Restricted Notes Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Notes Legend” means the legend identified as such in Exhibit A hereto.

“Restricted Payment” means as defined in Section 4.7:

“Restricted Subsidiary” means all current and future Domestic Subsidiaries of the Issuer, other than Unrestricted Subsidiaries.

“Sagamore” means SagamoreHill of Carolina Licenses, LLC and SagamoreHill of Carolina, LLC.

“SecuritiesAct” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Debt” means:

(1)                                  all Indebtedness of the Issuer, the Co-Issuer or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2)                                  any other Indebtedness of the Issuer, the Co-Issuer or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Guarantee; and

(3)                                  all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1)                                  any liability for federal, state, local or other taxes owed or owing by the Issuer or the Co-Issuer;

(2)                                  any intercompany Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiaries or any of its Affiliates;

(3)                                  any trade payables; or

(4)                                  the portion of any Indebtedness that is incurred in violation of this Indenture.

“ShelfRegistration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any subsidiary that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)                                  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Tax Amount” means, with respect to any Person for any period, the combined federal, state and local income taxes that would be paid by such Person it were a New York individual filing separate tax returns with respect to its Taxable Income for such period; provided, however, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if such Person were a New York individual shall be taken into account. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from such Person’s reorganization as or change in the status of a corporation.

“Taxable Income” means, with respect to any Person for any period, such Person’s distributive share of Parent’s taxable income or loss for such period for federal income tax purposes; provided that (1) all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss, (2) any basis adjustment made in connection with an election under Section 754 of the Code shall be disregarded and (3) such taxable income shall be increased or such taxable loss shall be decreased by the amount of any interest expense incurred by Parent that is not treated as deductible for federal income tax purposes by a partner or member of Parent.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended, as in effect on the date hereof.

“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.

“Trustee” has the meaning set forth in the preamble to this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Certificated Notes” means one or more Certificated Notes that do not bear and are not required to bear the Restricted Notes Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)                                  has no Indebtedness other than Non-Recourse Debt;

(2)                                  is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3)                                  is a Person with respect to which neither the Issuer nor any of the Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of the Restricted Subsidiaries.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.7. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9, the Issuer will be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.9, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Whenever it is necessary to determine whether the Issuer has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Securities” means securities that are

(a)                                   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

(b)                                  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government

Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                  the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.2                                                       Other Definitions.

Term	Defined in Section
“Acceleration Notice”	6.2
“Act”	12.14(a)
“Affiliate Transaction”	4.11
“Agent Members”	2.1(c)
“Change of Control Payment”	4.14
“Covenant Defeasance”	8.3
“Event of Default”	6.1
“Excess Proceeds”	4.10
“incur”	4.9
“Legal Defeasance”	8.2
“Non-Payment Default”	10.2
“Offer Amount”	3.9
“Payment Blockage Notice”	10.2
“Payment Blockage Period”	10.2
“Payment Default”	10.2
“Permitted Debt”	4.9
“QIB”	2.1
“QIB Global Note”	2.1
“Registrar”	2.3

Term	Defined in Section
“Regulation S”	2.1
“Regulation S Global Note”	2.1
“Regulation S Permanent Global Note”	2.1
“Regulation S Temporary Global Note”	2.1
“Restricted Payment”	4.7
“Rule 144A”	2.1

SECTION 1.3                                                       Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

The following TIA terms have the following meanings:

“indenture securities” means the Notes and any Guarantee;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuer and the Co-Issuer and any successor obligor upon the Notes or any Guarantor.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

SECTION 1.4                                                       Rules of Construction.

Unless the context otherwise requires:

(1)               a term has the meaning assigned to it herein;

(2)               an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(3)               “or” is not exclusive;

(4)               words in the singular include the plural, and in the plural include the singular;

(5)               unless otherwise specified, any reference to Section or Article refers to such Section or Article of this Indenture;

(6)               provisions apply to successive events and transactions; and

(7)               references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE II

THE NOTES

SECTION 2.1                                                       Form and Dating.

The Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be issued only in minimum denominations of $1,000 and integral multiples of $1,000 thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(a)                                  The Notes shall be issued initially in the form of one or more Global Notes substantially in the form attached as Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

(b)                                 The Initial Notes are being issued by the Issuers only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) outside the United States to persons other than U.S. Persons in reliance on Regulation S under the Securities Act (“Regulation S”). After such initial offers, Initial Notes that are Transfer Restricted Notes may be transferred (A) to QIBs, in reliance on Rule 144A; (B) outside the United States pursuant to Regulation S or (C) to the Issuer, in accordance with certain transfer restrictions. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (the “QIB Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more temporary Global Notes substantially in the form set forth in Exhibit A, including the Regulation S Temporary Global Note legend (the “Regulation S Temporary Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Reasonably promptly following the date that is 40 days after the later of the commencement of the offering of the Notes in reliance on Regulation S and the Issue Date, a single permanent global Note in registered form substantially in the form of Exhibit A (the “Regulation S Permanent Global Note,” and together with the Regulation S Temporary Global Note, the “Regulation S Global Note”) duly executed by the Issuers and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the cancellation of the Regulation S Temporary Global Note and the issuance of the Regulation S Permanent Global Note. The QIB Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Note Custodian. Transfers of Notes between QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.16.

(c)                                  Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Issuers shall execute and the Trustee shall, in accordance with Section 2.1(b) and this Section 2.1(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as Note Custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Note Custodian as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any Agent or other agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

The Trustee shall have no responsibility or obligation to any Holder that is a member of (or a participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, participants and any beneficial owners in the Notes.

(d)                                 Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto.

SECTION 2.2                                                       Execution and Authentication.

An Officer shall sign the Notes for each of the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and deliver Notes for original issue on the Issue Date in the aggregate principal amount of $125,000,000 upon a written order of the Issuers in the form of an Officer’s Certificate, which shall specify the number and principal amount of each such Note, the registered owner thereof and related delivery instructions. In addition, the Trustee shall authenticate Additional Notes thereafter in unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including, without limitation, Section 4.9) for original issue upon a written order of the Issuers in the form of an Officer’s Certificate. Each such Officer’s Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Issuers or an Affiliate of the Issuers.

SECTION 2.3                                                       Registrar; Paying Agent.

The Issuer and Co-Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer and Co-Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer and Co-Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer and Co-Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer and Co-Issuer fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer and Co-Issuer shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Issuer, the Co-Issuer or any Guarantor may act as Paying Agent or Registrar. The Issuer and Co-Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer and Co-Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer and Co-Issuer fail to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof.

The Issuer and Co-Issuer initially appoint the Trustee to act as the Note Custodian, Registrar and Paying Agent.

The Issuer and Co-Issuer initially appoint DTC to act as the Depositary with respect to the Global Notes.

SECTION 2.4                                                       Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Issuers in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.1(9) hereof, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5                                                       Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof, and the Issuers shall otherwise comply with TIA § 312(a).

SECTION 2.6                                                       Book-Entry Provisions for Global Securities.

(a)                                  Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as required by Section 2.6(e).

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as Note Custodian, or under the Global Note, and the Depositary may be treated by the Issuers, the Note Custodian and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a Holder of any Note.

(b)                                 Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary. In addition, Certificated Notes shall be transferred to all beneficial owners (or the requesting beneficial owners, in the case of clause (ii)) in exchange for their beneficial interests only if (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuers within ninety (90) days of such notice or (ii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from any beneficial owner of an interest in the Global Note (subject to the fourth paragraph of Section 2.1(c) hereof) to issue such Certificated Notes.

(c)                                  In connection with the transfer of the entire Global Note to beneficial owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.

(d)                                 The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e)                                  Each Global Note shall bear the Global Note Legend on the face thereof.

(f)                                    At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(g)                                 General Provisions Relating to Transfers and Exchanges.

(1)                                  To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar’s request.

(2)                                  No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.7, 4.10, 4.14 and 9.5 hereto).

(3)                                  All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(4)                                  The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(5)                                  Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.

(6)                                  The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof. Except as provided in Section 2.6(b), neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.

(7)                                  Each Holder agrees to provide reasonable indemnity to the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(8)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h)                                 Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that (x) they are not affiliates (as defined in Rule 144) of the Issuers, (y) they are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (z) they are acquiring the Exchange Notes in their ordinary course of business and (ii) Unrestricted Certificated Notes in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the Restricted Global Notes to be reduced accordingly, and the Trustee shall deliver to the Persons designated by the Holders of Restricted Global Notes or Restricted Certificated Notes so accepted the Unrestricted Global Notes or Unrestricted Certificated Notes issued and authenticated in accordance with the preceding sentence in the appropriate principal amount.

SECTION 2.7                                                       Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuers signed by an Officer of each of the Issuer and the Co-Issuer, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss, liability or expense that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuers and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8                                                       Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a

Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, the Co-Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9                                                       Treasury Notes.

In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, the Co-Issuer or by any Affiliate of the Issuer or the Co-Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the register as being owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer, the Co-Issuer or an Affiliate of the Issuer or the Co-Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10                                                 Temporary Notes.

Until Certificated Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuers signed by one Officer of each of the Issuer and Co-Issuer. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall upon receipt of a written order of the Issuers signed by one Officer of each of the Issuer and Co-Issuer authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11                                                 Cancellation.

The Issuers at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuers may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation.

Subject to Section 2.7 hereof, the Issuers may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice, and certification of their disposal delivered to the Issuers.

SECTION 2.12                                                 Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuers shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee of any such date. At least fifteen (15) days before the special record date, the Issuers (or the Trustee, in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13                                                 Record Date.

Unless otherwise set forth in this Indenture, the record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316 (c).

SECTION 2.14                                                 Computation of Interest.

Interest and Additional Interest, if any, on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15                                                 CUSIP Number.

The Issuers in issuing the Notes may use a “CUSIP” number, and if they do so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.16                                                 Special Transfer Provisions.

Each Initial Note and each Additional Note issued pursuant to an exemption from registration under the Securities Act will constitute a Transfer Restricted Note and be required to bear the Restricted Notes Legend until the expiration of the Resale Restriction Termination Date therefor, unless and until such Transfer Restricted Note is transferred or exchanged pursuant to an effective registration statement under the Securities Act. The following provisions shall apply to the transfer of a Transfer Restricted Note:

(a)                                  Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note (other than pursuant to Regulation S):

(i)                                     The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto.

(ii)                                  If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note.

(b)                                 Transfers Pursuant to Regulation S. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:

(i)                                     The Registrar shall register any proposed transfer of a Transfer Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit D hereto from the proposed transferor.

(ii)                                  If the proposed transferee is an Agent Member holding a beneficial interest in a QIB Global Note and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note.

(c)                                  Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless there is delivered to the Registrar an Opinion of

Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(d)                                 General. By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture. A transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note shall be subject to compliance with applicable law and the applicable procedures of the Depositary, but is not subject any procedure required by this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.

SECTION 2.17                                                 Issuance of Additional Notes.

The Issuers shall be entitled to issue Additional Notes, including Exchange Notes, under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price and amount of interest payable on the first interest payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Transfer Restricted Notes, other than with respect to transfer restrictions, any registration rights agreement and additional interest with respect thereto); provided that such issuance is not prohibited by the terms of this Indenture, including Section 4.9 and Section 4.12. The Initial Notes and any Additional Notes or Exchange Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Issuers shall set forth in a resolution of their Board of Directors and in an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)               the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)               the issue price, the issue date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and

(3)               whether such Additional Notes shall be Transfer Restricted Notes.

ARTICLE III

REDEMPTION AND PREPAYMENT

SECTION 3.1                                                       Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, they shall furnish to the Trustee, at least thirty (30) days (or such shorter period as is acceptable to the Trustee) before a redemption date, an Officer’s Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.

If the Issuers are required to make an offer to purchase Notes pursuant to Section 4.10 or 4.14 hereof, they shall furnish to the Trustee, at least thirty (30) days (or such shorter period as is acceptable to the Trustee) before the scheduled purchase date, an Officer’s Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Notes to be purchased, (iv) the purchase price and (v) the purchase date and further setting forth a statement to the effect that (a) the Issuer or one of its Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than $10.0 million or (b) a Change of Control has occurred, as applicable.

The Issuers will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or offer.

SECTION 3.2                                                       Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (and in a manner that complies with applicable legal requirements); provided that no Notes of $1,000 or less shall be redeemed in part.

Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notice may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Section 8.2 or 8.8 under this Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate).

On and after the redemption date, interest will cease to accrue on Notes or portions of the Notes called for redemption. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption as long as the Issuer or the Co-Issuer has deposited with the Paying Agent funds in satisfaction of the applicable Redemption Price pursuant to this Indenture and shall promptly notify the Issuers in writing of the Notes selected for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiples of $1,000 thereof) of the principal of the Notes that have denominations larger than $1,000.

SECTION 3.3                                                       Notice of Redemption.

Subject to the provisions of Section 3.9, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail, or cause to be mailed by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed.

The notice shall identify the Notes to be redeemed and shall state:

(1)               the redemption date;

(2)               the Redemption Price;

(3)               if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(4)               the name, telephone number and address of the Paying Agent;

(5)               that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)               that, unless the Issuers default in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7)               the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)               that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.4                                                       Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the Redemption Price plus accrued and unpaid interest and Additional Interest, if any, to such date. A notice of redemption may not be conditional.

SECTION 3.5                                                       Deposit of Redemption of Purchase Price.

On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.10 or 4.14, the Issuer or the Co-Issuer shall deposit with the Trustee or with the Paying Agent (other than the Issuer, the Co-Issuer or an Affiliate of the Issuer or the Co-Issuer) money sufficient to pay the Redemption Price of and accrued and unpaid interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer or the Co-Issuer any money deposited with the Trustee or the Paying Agent by the Issuer or the Co-Issuer in excess of the amounts necessary to pay the Redemption Price of (including any applicable premium), and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.

If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if the Issuer or the Co-Issuer has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed or purchased, on and after the redemption or purchase date, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Additional Interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6                                                       Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the written request of an Officer of the Issuer or the Co-Issuer, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or integral multiples of $1,000 thereof.

SECTION 3.7                                                       Optional Redemption.

(a)                                  The Notes are subject to redemption, at the option of the Issuers, in whole or in part, at any time on or after August 15, 2010, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning August 15 of the years indicated below:

Year	Redemption Price

2010	105.250%
2011	102.625%
2012 and thereafter	100.000%

(b)                                 In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, at any time prior to August 15, 2009, the Issuers may, on any one or more occasion, with the net cash proceeds of one or more Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes at a Redemption Price of 110.5% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes issued under this Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by Issuers and their Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Equity Offering.

SECTION 3.8                                                       Mandatory Redemption.

Except as set forth under Sections 3.9, 4.10 and 4.14 hereof, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.9                                                       Offer to Purchase.

In the event that the Issuers shall be required to commence an Offer to Purchase pursuant to an Asset Sale Offer or a Change of Control Offer, the Issuers shall follow the procedures specified below.

On the Purchase Date, the Issuers shall purchase the aggregate principal amount of Notes required to be purchased pursuant to Section 4.10 hereof or Section 4.14 hereof (the “Offer Amount”), or if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.  If the Purchase Date is on or after the interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, shall be payable to the Holders who tender Notes pursuant to the Offer to Purchase.  The Issuers shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuers’ obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuers or, at the Issuers’ request, by the Trustee in the name and at the expense of the Issuers.  The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.

On or before 10:00 a.m. (New York City time) on each Purchase Date, the Issuer or the Co-Issuer shall irrevocably deposit with the Trustee or Paying Agent (other than the Issuer, the Co-Issuer or an Affiliate of the Issuer or the Co-Issuer) in immediately available funds the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, thereon, to be held for payment in accordance with the terms of this Section 3.9.  On the Purchase Date, the Issuers shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.9.  The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, plus any accrued and unpaid interest and Additional Interest, if any, thereon, and the Issuers shall promptly issue a new Note, and the Trustee, at the written request of the Issuers, shall authenticate and mail or deliver at the expense of the Issuers such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.  The Issuers shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Offer to Purchase on the Purchase Date.

Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

ARTICLE IV

COVENANTS

SECTION 4.1                                                       Payment of Notes.

(a)                                  The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Issuer, the Co-Issuer or a Subsidiary thereof, holds, as of 10:00 a.m. (New York City time), money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.

The Issuers shall pay all Additional Interest, if any, in the same manner on the dates and amounts set forth in the Registration Rights Agreement.

(b)                                 The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

SECTION 4.2                                                       Maintenance of Office or Agency.

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3 hereof.

SECTION 4.3                                                       Provision of Financial Information.

Whether or not required by the Commission, so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes, within the time periods specified in the Commission’s rules and regulations:

(1)                                   all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if the Issuer was required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2)                                   all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer was required to file such reports.

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Barrington and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

In addition, whether or not required by the Commission, after the consummation of the Exchange Offer, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuers and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

For the avoidance of doubt, the Issuer will not be subject to Section 404 of the Sarbanes-Oxley Act of 2002 until compliance is required pursuant to the rules and regulations of the Commission.

Notwithstanding the foregoing, the Issuer’s obligations with respect to providing the information and reports described in clauses (1) and (2) above will commence on September 30, 2006 and will include (without limitation) the information and reports for the period ending on June 30, 2006.

The Issuers shall provide the Trustee with a sufficient number of copies of all reports and other documents and information and, if requested by the Issuer, the Trustee will deliver such reports to the Holders under this Section 4.3.

SECTION 4.4                                                       Compliance Certificate.

The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year beginning with the fiscal year ended December 31, 2006, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.5                                                       Taxes.

The Issuers shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6                                                       Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer, the Co-Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7                                                       Limitation on Restricted Payments.

The Issuer will not, and will not permit any ofthe Restricted Subsidiaries to, directly or indirectly:

(a)                                  declare or pay any dividend or make any other payment distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of the Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of the Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and other than dividends or distributions payable to the Issuer or the Restricted Subsidiaries);

(b)                                 purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer (other than any such Equity Interests owned by the Issuer or a Restricted Subsidiary);

(c)                                  make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated to the Notes or the Guarantees, except a payment of principal at the Stated Maturity thereof; or

(d)                                 make any Restricted Investment

(all such payments and other actions set forth in these clauses (a) through (d) above being collectively referred to as “Restricted Payments”) unless, at the time of and after giving effect to such Restricted Payment:

(1)                                  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)                                  the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.9; and

(3)                                  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (7), (9) and (13) of the next succeeding paragraph), is less than the sum, without duplication, of:

(i)                                     (i) 100% of the aggregate Consolidated Cash Flow of the Issuer (or, in the event such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) accrued for the period beginning on the Issue Date and ending on the last day of the Issuer’s most recent calendar month for which financial information is available to the Issuer ending prior to the date of such proposed Restricted Payment, taken as one accounting period, less (ii) 1.4 times Consolidated Interest Expense for the same period plus

(ii)                                  100% of the aggregate net proceeds (including the fair market value of property other than cash) received by the Issuer as a contribution to the equity capital of the Issuer or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock) since the Issue Date, or of Disqualified Stock or debt securities of the Issuer issued since the Issue Date that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus

(iii)                               to the extent that anyUnrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date, the fair market value of such Subsidiary as of the date of such redesignation, plus

(iv)                              the aggregate amount returned in cash to the Issuer or a Restricted Subsidiary of the Issuer that is a Guarantor after the Issue Date  with respect to Investments (other than Permitted Investments) made after the Issue Date, to the extent such dividends were not otherwise included in Consolidated Cash Flow, whether through interest payments, principal payments, dividends or other distributions, plus

(v)                                 the net cash proceeds received by the Issuer or any of the Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investments referred to in clause (d) above (other than to a Restricted Subsidiary);

provided, however, that the sum of clauses (iii), (iv) and (v) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

The preceding provisions will not prohibit:

(1)                                  the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

(2)                                  the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Issuer or any Restricted Subsidiary or of any Equity Interests of the Issuer in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(ii) of the preceding paragraph;

(3)                                  the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Issuer or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)                                  the payment of any dividend by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(5)                                  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or the payment of a dividend to the Parent to effect the repurchase, redemption, acquisition or retirement of the Issuer’s or Parent’s equity interest, that is held by any member or former member of the Issuer’s management, or by any of their respective directors, employees or consultants; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed the sum of (a) $1.0 million in any calendar year and (b) the net cash proceeds to the Issuer from anyissuance or reissuance of Equity Interests of the Issuer or a Restricted Subsidiary (other than Disqualified Stock) to members of management (which are excluded from the calculation set forth in clause (3)(ii) of the preceding paragraph) and the net cash proceeds to the Issuer of any “keyman” life insurance proceeds;

(6)                                  the payment of the dividends on Disqualified Stock or Preferred Stock of any Restricted Subsidiary the incurrence or issuance of which was permitted by this Indenture;

(7)                                  repurchases of Equity Interests deemed to occur upon the exercise of stock options;

(8)                                  so long as Parent is a limited liability company taxable as a partnership for federal income tax purposes, distributions to the direct owners or the members of Parent in amounts, with respect to any period after December 31, 2005, not to exceed the Tax Amount for each such person for such period;

(9)                                  so long as no Default or Event of Default exists both before and after giving effect thereto, the Issuer may authorize, declare and pay dividends to its Parent, for the purpose of paying the corporate overhead expenses of Parent attributable to its ownership of the Issuer, in an aggregate amount for all such overhead expenses not to exceed $500,000 in any Fiscal Year;

(10)                            the retirement of anyshares of Disqualified Stock of the Issuer by conversion into, or by exchange for, shares of Disqualified Stock of the Issuer, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other shares of Disqualified Stock of the Issuer;

(11)                            purchase, redeem, defease or otherwise acquire or retire for value any subordinated Indebtedness pursuant to provisions requiring the Issuer or any Restricted Subsidiary to offer to purchase, redeem, defease or otherwise acquire or retire for value such subordinated Indebtedness upon the occurrence of a “change of control” as defined in the agreements or instruments governing such subordinated Indebtedness; provided, however, that the Issuers have made a Change of Control Offer and have purchased all Notes tendered in connection with such Change of Control Offer;

(12)                            make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Issuer; and

(13)                            other Restricted Payments not to exceed $5.0 million in the aggregate.

The Board of Directors of the Issuer may designate any Restricted Subsidiary (other than the Co-Issuer) to be an Unrestricted Subsidiary if such designation would not cause a Default.  For purposes of making such determination, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant.  All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation.  Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the Trustee.  The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million.  Not later than the date of making any Restricted Payment, the Issuer will deliver to the Trustee an Officer’s Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.8                                                       Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

The Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                  pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2)                                  make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3)                                  transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                  agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings ofthose agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

(2)                                  the Indenture, the Notes, including the Exchange Notes to be issued pursuant to the Registration Rights Agreement, and the Guarantees;

(3)                                  applicable law, rule, regulation or order;

(4)           any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5)                                  customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(6)                                  purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)                                  contracts for the sale ofassets, including without limitation any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(8)                                  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)                                  Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.12 that limit the right ofthe debtor to dispose of the assets subject to such Liens;

(10)                            provisions with respect to the disposition or distribution of assets or property (including cash) in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

(11)                            restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 4.9                                                  Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock.

The Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any shares of Disqualified Stock and will not permit any of the Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however,that the Issuer or any Guarantor may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock or Preferred Stock if the Leverage Ratio for the Issuer at the

time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or such Preferred Stock, as the case may be, would have been no greater than 7.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the proceeds thereof applied at the beginning of the most recently ended four full fiscal quarter period of the Issuer for which internal financial statements are available.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)               the incurrence by the Issuer or the Restricted Subsidiaries of Indebtedness under the Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and the Restricted Subsidiaries thereunder) and related guarantees under the Credit Facilities; provided that the aggregate principal amount of all Indebtedness of the Issuer and the Restricted Subsidiaries then classified as having been incurred pursuant to this clause (1) after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (1), does not exceed an amount equal to $172.5 million less the aggregate amount applied by the Issuer and the Restricted Subsidiaries to permanently reduce the availability of Indebtedness under the Credit Facilities pursuant to Section 4.10;

(2)               the guarantee by the Issuer of Indebtedness of Sagamore in an aggregate amount not to exceed $2.5 million;

(3)               the incurrence by the Issuer and the Restricted Subsidiaries ofExisting Indebtedness;

(4)               the incurrence by the Issuer of Indebtedness represented by the Notes, including the Exchange Notes to be issued pursuant to the Registration Rights Agreement, in accordance with the terms of this Indenture;

(5)               the incurrence by the Issuer or any of the Restricted Subsidiaries of Permitted Refinancing Indebtedness;

(6)               the incurrence by the Issuer or any of the Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any ofthe Restricted Subsidiaries; provided, however,that (i) any subsequent event or issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not the Issuer or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)               the incurrence by the Issuer or any of the Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business in connection with the conduct of their respective businesses and not for speculative purposes;

(8)               the guarantee by the Issuer of Indebtedness of any of the Restricted Subsidiaries so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted to be incurred by another provision of this Section 4.9;

(9)               the guarantee by any Restricted Subsidiary of Indebtedness of the Issuer or any Guarantor;

(10)         Indebtedness consisting of customary indemnification, adjustments of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition of any business or assets;

(11)         Indebtedness incurred by the Issuer or any of the Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(12)         Indebtedness of the Issuer and the Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment whether through the direct purchase of assets or at least a majority of the Voting Stock of any person owning such assets, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

(13)         Obligations in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations and completion or performance guarantees in the ordinary course of business; and

(14)         the incurrence by the Issuer or any of the Restricted Subsidiaries of additional Indebtedness, including Attributable Debt incurred after the date of this Indenture, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million.

For purposes of determining compliance with this Section 4.9, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (3) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.9, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.9.  In addition, the

Issuer may, at any time, change the classification of an item of Indebtedness, or any portion thereof, to any other clause or to the first paragraph of this Section 4.9, provided that the Issuer or a Restricted Subsidiary would be permitted to incur the item of Indebtedness, or portion of the item of Indebtedness, under the other clause or the first paragraph of this Section 4.9, as the case may be, at the time of reclassification.  Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or Preferred Stock of a Restricted Subsidiary in the form of additional shares of the same class of Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.9.

SECTION 4.10                                            Limitation on Sale of Assets.

(A)                              The Issuer will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                  the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)                                  the fair market value is determined by the Issuer’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officer’s Certificate delivered to the trustee; and

(3)                                  at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents, except to the extent the Issuer is undertaking a Permitted Asset Swap.  For purposes of this provision and the next paragraph, each of the following will be deemed to be cash:

(a)                                  any liabilities, as shown on the Issuer’s most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or such Restricted Subsidiary from further liability; and

(b)                                 any securities, Notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary within 180 days into cash or Cash Equivalents, to the extent of the cash received in that conversion.

Notwithstanding the foregoing, the Issuer or any Restricted Subsidiary will be permitted to consummate an Asset Sale without complying with the foregoing if:

(x)                                   the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of;

(y)                                 the fair market value is determined by the Issuer’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officer’s Certificate delivered to the Trustee; and

(z)                                   at least 75% of the consideration for such Asset Sale constitutes a controlling interest in a Permitted Business, assets used or useful in a Permitted Business and/or cash;

provided that any cash (other than any amount deemed cash under Section 4.10(A)(3)(a)) received by the Issuer or such Restricted Subsidiary in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the next paragraph.

(B)                                Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or such Restricted Subsidiary may apply those Net Proceeds at its option:

(1)                                  to permanently repay or repurchase Senior Debt of the Issuer or any Guarantor;

(2)                                  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, a Permitted Business if, after giving effect to any such acquisition of Voting Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer or is merged with or into the Issuer or a Restricted Subsidiary;

(3)                                  to make a capital expenditure; or

(4)                                  to acquire other assets that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.  The offer price is any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuer and the Co-Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other applicable laws and regulations in connection with the purchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Issuer and the Co-Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of this compliance.

SECTION 4.11                                            Limitation on Transactions with Affiliates.

The Issuer will not, and will not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)                                  the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2)                                  the Issuer delivers to the Trustee:

(a)                                  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b)                                 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)                                  any employment agreement entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business of the Issuer or such Restricted Subsidiary;

(2)                                  transactions between or among the Issuer and/or the Restricted Subsidiaries;

(3)                                  loans, advances, payment ofreasonable fees, indemnification of directors, or similar arrangements to officers, directors, employees and consultants;

(4)                                  sales ofEquity Interests (other than Disqualified Stock) ofthe Issuer to Affiliates of the Issuer;

(5)                                  transactions under any contract or agreement in effect on the date of this Indenture as the same may be amended, modified or replaced from time to time so long as any amendment, modification, or replacement is no less favorable to the Issuer and the Restricted Subsidiaries than the contract or agreement as in effect on the date of this Indenture;

(6)                                  Permitted Investments and Restricted Payments that are permitted by Section 4.7; and

(7)                                  transactions between the Issuer and Sagamore in the ordinary course of business.

SECTION 4.12                                            Limitation on Liens.

The Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or Attributable Debt on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under the Notes, the guarantees, and this Indenture are secured on an equal and ratable basis with the obligation so secured until such obligations are no longer secured by a Lien.

SECTION 4.13                                            Payments for Consent.

The Issuer and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.14                                            Offer to Purchase upon Change of Control.

If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in this Indenture.  In the Change of Control Offer, the Issuers will offer a payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase.  Within 60 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date of such Change of Control Payment specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this Section 4.14 by virtue of such conflict.

On the date of such Change of Control Payment, the Issuers will, to the extent lawful:

(1)               accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)               deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)               deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $1,000 or an integral multiple of $1,000.  The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of such Change of Control Payment.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) a notice of redemption has been given pursuant to Section 3.9 of this Indenture unless and until there is a default in the payment of the applicable redemption price.  A Change of Control Offer may be made in advance of a Change of Control or conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Prior to complying with any of the provisions of this Section 4.14, but in any event within 90 days following a Change of Control, the Issuers will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.14.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provision of this Indenture is applicable.  Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the

Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

SECTION 4.15                                            Corporate Existence.

Subject to Section 4.14 and Article V hereof, as the case may be, each Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of such Issuer or any such Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and its Subsidiaries; provided that neither Issuer shall be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of such Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.16                                            Business Activities.

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

SECTION 4.17                                            Limitations on Issuances of Guarantees of Indebtedness.

The Issuer will not permit any Restricted Subsidiary, directly or indirectly, to incur Indebtedness or guarantee or pledge any assets to secure the payment of any other of the Issuer’s Indebtedness or that of any Restricted Subsidiary unless either the Restricted Subsidiary

(1)                                  is a Guarantor or

(2)                                  simultaneously executes and delivers a supplemental indenture to this Indenture and becomes a Guarantor which guarantee shall

(a)                                  with respect to any guarantee of Senior Debt, be subordinated in right of payment on the same terms as the notes are subordinated to the Senior Debt; and

(b)                                 with respect to any guarantee of any other Indebtedness, be senior to or rank equal to the Restricted Subsidiary’s other Indebtedness or guarantee of or pledge to secure the other Indebtedness.

SECTION 4.18                                            Designation of Restricted and Unrestricted Subsidiaries.

The Board ofDirectors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary ifthat designation would not cause a Default.  Ifa Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value ofall outstanding Investments owned by the Issuer and the Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as ofthe time ofthe designation and will reduce the amount available for Restricted Payments pursuant to the first paragraph of Section 4.7 or Permitted Investments, as determined by the Issuer.  That designation will only be permitted ifthe Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary ifthe redesignation would not cause a Default.

SECTION 4.19                                            Further Instruments and Acts.

Upon request by the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.20                                            Limitation on Business Activities of Barrington Broadcasting Capital Corporation.

The Co-Issuer will not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (a) as necessary to maintain its corporate existence, (b) the issuance of Equity Interests to the Issuer or any Wholly Owned Restricted Subsidiary, the incurrence of Indebtedness as a co-obligor or guarantor of Indebtedness incurred by the Issuer, including the Notes, that is permitted to be incurred by the Issuer under the covenant pursuant to Section 4.9 and (c) activities incidental thereto.

So long as the Issuer or any successor obligor under the Notes is a limited liability company, partnership or trust there shall be a co-issuer of the Notes that is a Wholly Owned Restricted Subsidiary of the Issuer and that is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia.

SECTION 4.21                                                 Anti-Layering.

The Issuer will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Issuer and senior in any respect in right of payment to the Notes.  No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor’s Guarantee.

SECTION 4.22                                                 Sale and Leaseback Transactions.

The Issuer will not, and will not permit any of the Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Issuer or any Guarantor may enter into a sale and leaseback transaction if:

(1)                                  the Issuer or that Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12;

(2)                                  the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officer’s Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

(3)                                  the transfer of assets in that sale and leaseback transaction is permitted by, and the Issuer or such Guarantor applies the proceeds of such transaction in compliance with Section 4.10.

ARTICLE V

SUCCESSORS

SECTION 5.1                                                  Consolidation, Merger, Conveyance, Transfer or Lease.

The Issuer may not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)                                  either:  (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)                                  the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3)                                  immediately after such transaction no Default or Event of Default exists; and

(4)                                  the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.9.

The preceding clause (4) will not prohibit:  (a) a merger between the Issuer and one of the Issuer’s Wholly Owned Subsidiaries or (b) a merger between the Issuer and one of the Issuer’s Affiliates incorporated solely for the purpose of reincorporating in another state of the United States.

In addition, the Issuer may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

This Section 5.1 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and the Restricted Subsidiaries.

SECTION 5.2                                                  Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor corporation and not to the Issuer), and shall exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1                                                  Events of Default.

Each of the following constitutes an “Event of Default”:

(1)                                  default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes (whether or not prohibited by the subordination provisions of this Indenture);

(2)                                  default in payment when due of principal of, or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of this Indenture);

(3)                                  failure by the Issuers to comply with the provisions of Section 4.14;

(4)                                  failure by the Issuers for 30 days after written notice of the failure has been given to the Issuer or the Co-Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding to comply with any of their obligations under Sections 4.7, 4.9 or 4.10, inclusive (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2) above);

(5)                                  failure by the Issuer or any of the Restricted Subsidiaries in the performance of, or breaches any covenant, warranty or other agreement contained in, this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1), (2), (3) or (4) above) and such default or breach continues for a period of 60 days after written notice of the failure or breach has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(6)                                  default under any mortgage, indenture or instrument under which there may be issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary (or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the date hereof, if that default (a) is caused by a failure to pay principal or any such Indebtedness at the final stated maturity thereof or (b) results in the acceleration of any such Indebtedness prior to its express maturity, and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness described under clauses (a) and (b) above, aggregate $5.0 million or more;

(7)                                  the failure by the Issuer or any Restricted Subsidiary to pay final judgments aggregating in excess of $5.0 million not covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

(8)                                  any Guarantee of  a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or Person acting on behalf of any Guarantor which is a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee, other than by reason of the release of the Guarantee(s) in accordance with the terms of this Indenture; and

(9)                                  (i)  the Issuer, the Co-Issuer, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(a)                                  commences a voluntary case,

(b)                                 consents to the entry of an order for relief against it in an involuntary case,

(c)                                  consents to the appointment of a custodian of it or for all or substantially all of its property,

(d)                                 makes a general assignment for the benefit of its creditors, or

(e)                                  generally is not paying its debts as they become due;

(ii)               a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)                                  is for relief against the Issuer, the Co-Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(b)                                 appoints a custodian of the Issuer, the Co-Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer, the Co-Issuer or any of its Restricted Subsidiaries; or

(c)                                  orders the liquidation of the Issuer, the Co-Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.2                                                  Acceleration.

If an Event of Default (other than an Event of Default specified in clause (9) above with respect to the Issuer) shall occur and be continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable by a notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable.  After such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on such Notes, have been cured or waived as provided in this Indenture.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture:

(1)               if the rescission would not conflict with any judgment or decree;

(2)               if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)               to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)               if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)               in the event of the cure or waiver of an Event of Default of the type described in clause (9) of Section 6.1, the Trustee shall have received an Officer’s Certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

In the event of a declaration of acceleration of the Notes solely because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (6) of Section 6.1, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (6) of Section 6.1 triggering such Event of Default shall have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days after the date of the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

If an Event of Default specified in clause (9) above with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.  Such limitations do not apply, however, to a suit instituted by a Holder of a Note for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the

Notes pursuant to Section 3.7, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 6.3                                                  Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.4                                                  Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the consent of all of the Holders of the Notes then outstanding.

SECTION 6.5                                                  Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it.  However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.  In case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.  Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the direction or request of any Holder, unless such Holder shall offer to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

SECTION 6.6                                                  Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)                                  the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Issuer;

(b)                                 the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)                                  such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such indemnity or security; and

(e)                                  during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7                                                  Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8                                                  Collection Suit by Trustee.

If an Event of Default specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9                                                  Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10                                            Priorities.

If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money and property in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Additional Interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Additional Interest, respectively;

Third:  without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

Fourth:  to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11                                            Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

SECTION 7.1                                                  Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee and permissive rights and powers of the Trustee hereunder shall not constitute its performance duties; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

However, the Trustee shall examine the certificates and opinions furnished to it to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2                                                  Rights of Trustee.

(a)                                  The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee’s own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance on the advice or opinion of such counsel.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.  Any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Officer’s Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.  Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers or a Guarantor shall be sufficient if signed by an officer of the Issuers or such Guarantor.

(f)                                    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)                                 The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder.

(i)                                     The Trustee may request that the Issuers deliver Officer’s Certificates setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificates may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)                                     The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trustee shall have received from the Issuers or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 12.2 hereof, and such notice references the Notes and this Indenture.  In the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(k)                                  In no event shall the Trustee be responsible or liable for special, indirect, or con-sequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)                                     The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)                               Except with respect to Sections 4.1 and 4.4, the Trustee shall have no duty to inquire as to the performance of the Issuers with respect to the covenants contained in Article IV. Delivery of reports, information and documents to the Trustee under Article IV (other than Section 4.4) is for informational purposes only and the Trustee shall have no duty to review the same regarding the Issuers’ performance of their obligations hereunder.

SECTION 7.3                                                  Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4                                                  Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer’s or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital on any Officer’s Certificate delivered to the Trustee pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5                                                  Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to an officer of the Trustee directly responsible for the administration of this Indenture, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Additional Interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.6                                                  Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15 beginning with May 15, 2007, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuer and filed with the Commission and each stock exchange on which the Issuer has informed the Trustee in writing the Notes are listed in accordance with TIA § 313(d).  The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.7                                                  Compensation and Indemnity.

The Issuers shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as agreed upon in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee (which for purposes of this Section 7.7 shall include its officers, directors, employees and agents) against any and all claims, damage, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to its negligence or bad faith.  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder.  The Issuers shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of one such counsel.  The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuers and the Guarantors under this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

To secure the Issuers’ payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.8                                                  Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(a)                                  the Trustee fails to comply with Section 7.10 hereof;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers’ and the Guarantors’ obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9                                                  Successor Trustee by Merger, Etc.

If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable.

SECTION 7.10                                            Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities.  The Trustee together with its affiliates shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(l), (2) and (5).  The Trustee is subject to TIA § 310(b) including the provision in § 310(b)(1); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of the Issuer or the Guarantors are outstanding if the requirements for exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11                                            Preferential Collection of Claims Against the Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12                                            Trustee’s Application for Instructions from the Issuers.

Any application by the Trustee for written instructions from the Issuers may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty Business Days after the date any officer of the Issuers actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE VIII

DEFEASANCE; DISCHARGE OF THE INDENTURE

SECTION 8.1                                                  Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of its Board of Directors and evidenced by a Board Resolution set forth in Officer’s Certificates, at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2                                                  Legal Defeasance.

Upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.2, The Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium and Additional Interest, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.4(1); (b) the Issuers’ obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10, 4.1 and 4.2 hereof; (c) the rights, powers, trusts, benefits and immunities of the Trustee, including without limitation thereunder, under Section 7.7, 8.5 and 8.7 hereof and the Issuers’ obligations in connection therewith; (d) the Issuers’ rights pursuant to Section 3.7; and (e) the provisions of this Article VIII.  Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3                                                  Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in Sections 4.3, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.22 and Article V hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers or any of their Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(4), (5), (6), (7), (8) and (9) hereof shall not constitute Events of Default; provided that notwithstanding anything contained herein to the contrary, Section 6.1(9) shall in no event cease to apply prior to the date that is 91 days following the deposit referred to in Section 8.4(2).

Notwithstanding any discharge or release of any obligations pursuant to Section 8.2 or 8.3, the Issuer’s obligations in Sections 2.5, 2.6, 2.7, 2.8, 7.7, 8.6 and 8.7 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.8.  After the Notes are no longer outstanding, the Issuers’ obligations in Sections 7.7, 8.6 and 8.7 shall survive.

SECTION 8.4                                                  Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

(1)               the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes issued hereunder, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes issued hereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)               in the case of Legal Defeasance, the Issuers have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)               in the case of Covenant Defeasance, the Issuers have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)               no Event of Default has occurred and is continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)               such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuers or any of the Restricted Subsidiaries are a party or by which the Issuers or any of the Restricted Subsidiaries is bound;

(6)               the Issuers must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(7)               the Issuers must deliver to the Trustee an Officer’s Certificate and an opinion of counsel (which may be subject to certain qualifications), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the requirements of clause (2) above with respect to a Legal Defeasance need not be complied with if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

SECTION 8.5                  Deposited Money and U.S. Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6 hereof, all money and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust, shall not be invested, and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers and be relieved of all liability with respect to any money or non-callable U.S. Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6                                                  Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on any Note and remaining unclaimed for one year after such principal and premium, if any, or interest or Additional Interest has become due and payable shall be paid to the Issuers on their written request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

SECTION 8.7                                                  Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Securities in accordance with Section 8.2, 8.3 or 8.8 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuers under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3 or 8.8 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2, 8.3 or 8.8 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8                                                  Discharge.

The Issuers and the Guarantors may terminate the obligations under this Indenture and the Notes when:

(1)                                  either:

(a)                              all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b)                             all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one year and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2)                                  no Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuers or any Restricted Subsidiary is a party or by which the Issuers or any Restricted Subsidiary are bound;

(3)                                  the Issuers or any Guarantor have paid or caused to be paid all sums payable by them under this Indenture; and

(4)                                  the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

(5)                                  In addition, the Issuers must deliver an Officer’s Certificate and an opinion of counsel (which may be subject to certain qualifications) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

In the case of clause (1) of this Section 8.8, and subject to the next sentence and notwithstanding the foregoing paragraph, the Issuers’ obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 4.15 (as to legal existence of the Issuers only), 7.7, 8.6 and 8.7 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.8.  After the Notes are no longer outstanding, the Issuers’ obligations in Sections 7.7, 8.6 and 8.7 shall survive any discharge pursuant to Section 8.8.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers’ obligations under the Notes and this Indenture except for those surviving obligations specified above.

In connection with a discharge, in the event the Issuers become insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Issuers, disbursement of such monies may be subject to the automatic stay of the Bankruptcy Code and monies disbursed to Holders may be subject to disgorgement in favor of the Issuers’ estate.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1                                                  Without Consent of Holders of the Notes.

Notwithstanding Section 9.2, without the consent of any Holders, the Issuer, the Co-Issuer, the Guarantors, if any, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture for any of the following purposes:

(1)                                  to cure any ambiguity, mistake, defect or inconsistency;

(2)                                  to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                  to provide for the assumption of the Issuers’ obligations under this Indenture to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ assets;

(4)                                  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5)                                  to secure the Notes in accordance with Section 4.12;

(6)                                  to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(7)                                  to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of its date;

(8)                                  to allow any Guarantor to execute a supplemental indenture and/or Guarantee with respect to the Notes or to allow the release of a Guarantor (to the extent permitted by this Indenture); and

(9)                                  to conform the text of this Indenture, Notes or Guarantees to any provision of the “Description of Notes” in the Offering Memorandum.

SECTION 9.2                                                  With Consent of Holders of Notes.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuer, the Co-Issuer, the Guarantors, if any, and the Trustee may enter into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, including the definitions herein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)                                  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                  reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the scheduled redemption of such Notes (other than provisions relating to Sections 3.9, 4.10 and 4.14 except as set forth in item (10) below);

(3)                                  reduce the rate of or change the time for payment of interest on any Note;

(4)                                  waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)                                  make any Note payable in money other than that stated in the Notes;

(6)                                  make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

(7)                                  waive a redemption payment with respect to any Note issued thereunder (other than a payment required by Sections 3.9, 4.10 and 4.14 except as set forth in item (10) below);

(8)                                  make any change in the preceding amendment and waiver provisions.

Notwithstanding the foregoing, Holders of not less than 75% of the aggregate principal amount of the Notes then outstanding may waive or amend any provisions of this Indenture relating to:

(1)                                  subordination that adversely affects the rights of the Holders of the Notes, or

(2)                                  the release of any Guarantor that is a Significant Subsidiary from its obligations under its Guarantee or this Indenture.

SECTION 9.3                                                  Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4                                                  Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver.  If the Issuers fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 hereof or (ii) such other date as the Issuers shall designate.

SECTION 9.5                                                  Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6                                                  Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer, the Co-Issuer and the Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it.  In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel (which may be subject to certain qualifications) stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, that such amendment or supplemental indenture is not inconsistent herewith, and that it will be valid and binding upon the Issuers in accordance with its terms.

ARTICLE X

SUBORDINATION OF NOTES

SECTION 10.1                                            Notes Subordinated to Senior Debt.

Anything herein to the contrary notwithstanding, each of the Issuers, for itself and its successors, and each Holder, by his or her acceptance of Notes, agrees that the payment of all Obligations owing to the Holders in respect of the Notes is subordinated, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all Obligations due in respect of Senior Debt (including the Obligations with respect to the Credit Facilities, whether outstanding on the Issue Date or thereafter incurred).  Notwithstanding anything contained in this Article X to the contrary, (A) payments and distributions of Permitted Junior Securities and (B) payments and distributions made relating to the Notes from the trust established pursuant to Article VIII shall not be so subordinated in right of payment, so long as, with respect to (B), (i) the conditions specified in Article VIII (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Credit Facilities or any other Senior Debt) are satisfied on the date of any deposit pursuant to said trust and (ii) such payments and distributions did not violate the provisions of this Article X or Section 11.2 of this Indenture when made.

This Article X shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of

Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 10.2                                                 Suspension of Payment When Senior Debt Is in Default.

(a)                                  If any default occurs and is continuing in the payment when due (after any applicable grace period), whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, if any, interest on, or fees with respect to, any Designated Senior Debt (a “Payment Default”), then no payment or distribution of any kind or character (other than in Permitted Junior Securities) shall be made by or on behalf of the Issuer, the Co-Issuer or any other Person on its or their behalf with respect to any Obligations on or relating to the Notes or to acquire any of the Notes for cash or assets or otherwise until the date on which all such defaults are cured or waived.

(b)                                 If any other event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a “Non-Payment Default”) and if the Representative for the respective issue of Designated Senior Debt gives notice of the Non-Payment Default to the Trustee stating that such notice is a payment blockage notice (a “Payment Blockage Notice”), then during the period (the “Payment Blockage Period”) beginning upon the delivery of such Payment Blockage Notice and ending on the earlier of (1) 179 days after the date on which the applicable Payment Blockage Notice is received, (2) the date on which all such Non-Payment Defaults have been cured or waived or cease to exist and (3) the date on which the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, unless the maturity of any Designated Senior Debt has been accelerated, neither the Issuer nor the Co-Issuer shall (x) make any payment of any kind or character with respect to any Obligations on or with respect to the Notes or (y) acquire any of the Notes for cash or assets or otherwise.  Notwithstanding anything herein to the contrary, no new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.  For all purposes of this Section 10.2(b), no Non-Payment Default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such Non-Payment Default shall have been cured or waived for a period of not less than 90 consecutive days.  Any subsequent action, or any breach of any financial covenants for a period ending after the date of delivery of such Payment Blockage Notice that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose.

(c)                                  The foregoing Sections 10.2(a) and (b) shall not apply to (A) payments and distributions of Permitted Junior Securities and (B) payments and distributions made relating to the Notes from the trust established pursuant to Article VIII, so long as, with respect to (B), (i) the conditions specified in Article VIII are satisfied on the date of any deposit pursuant to said trust and (ii) such payments and distributions did not violate the provisions of this Article X when made.

(d)                                 In the event that, notwithstanding the foregoing except Section 10.02(c), any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 10.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear.  The Trustee shall be entitled to rely on information regarding amounts outstanding on the Senior Debt, if any, received from the holders of the Senior Debt (or their Representatives).

Nothing contained in this Article X shall limit the right of the Trustee or Holders to take any action to accelerate the maturity of the Notes pursuant to Section 6.2 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of such Senior Debt, before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

SECTION 10.3                Notes Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of the Issuer or the Co-Issuer.

(a)                                  Upon any payment or distribution of assets of the Issuer or the Co-Issuer of any kind or character, whether in cash, assets or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Issuer or the Co-Issuer or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Issuer or the Co-Issuer or their respective assets, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character (other than Permitted Junior Securities) is made on account of any Obligations on or relating to the Notes, or for the acquisition of any of the Notes for cash or assets or otherwise.  Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Issuer or the Co-Issuer of any kind or character, whether in cash, assets or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Issuer or the Co-Issuer or by any receiver, Trustee in bankruptcy, liquidating Trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the Trustee or Trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of such Senior Debt, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

(b)                                 To the extent any payment of Senior Debt (whether by or on behalf of the Issuer or the Co-Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, Trustee in bankruptcy, liquidating Trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, Trustee in bankruptcy, liquidating Trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Issuer’s or the Co-Issuer’s obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of such Senior Debt, shall have no force or effect for purposes of the subordination provisions contained in this Article X, with any turnover of payments as otherwise calculated pursuant to this Article X to be made as if no such diminution had occurred.

(c)                                  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer or the Co-Issuer of any kind or character, whether in cash, assets or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 10.3, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the Trustee or Trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of such Senior Debt, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(d)                                 The consolidation of the Issuer or the Co-Issuer with, or the merger of the Issuer or the Co-Issuer with or into, another Person or the liquidation or dissolution of the Issuer or the Co-Issuer following the conveyance or transfer of all or substantially all of its assets to another Person upon the terms and conditions provided in Article V hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume the Issuer’s or the Co-Issuer’s, as the case may be, obligations hereunder in accordance with Article V hereof.

SECTION 10.4                                            Payments May Be Made Prior to Dissolution.

Nothing contained in this Article X or elsewhere in this Indenture shall prevent (i) the Issuers, except under the conditions described in Sections 10.2 and 10.3, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.2 or 10.3, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer of the Trustee shall have actually received the written notice provided for in the first sentence of Section 10.2(b) or in Section 10.7 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 10.2 and/or 10.3 (and the respective such payments) shall otherwise be subject to the provisions of Section 10.2 and Section 10.3).  The Issuer shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Issuer or the Co-Issuer, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

SECTION 10.5                                            Holders To Be Subrogated to Rights of Holders of Senior Debt.

Subject to the payment in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of holders of such Senior Debt, of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, assets or securities of the Issuer and the Co-Issuer applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Issuer or the Co-Issuer, or by or on behalf of the Holders by virtue of this Article X, which otherwise would have been made to the Holders shall, as between the Issuers and the Holders, be deemed to be a payment by the Issuers to or on account of the Senior Debt, it being understood that the provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 10.6                                            Obligations of the Issuers Unconditional.

Nothing contained in this Article X or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Issuer, the Co-Issuer, their respective creditors other than the holders of Senior Debt, and the Holders, the obligations of the Issuers, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and respective creditors of the Issuer and the Co-Issuer other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, assets or securities of the Issuer or the Co-Issuer received upon the exercise of any such remedy.

SECTION 10.7                                            Notice to Trustee.

The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article X, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.  Regardless of anything to the contrary contained in this Article X or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Issuer, or from a holder of Senior Debt or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.  The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section 10.7 to establish that such notice has been given by a holder of Senior Debt (or a Trustee thereof).

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article X, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.8                                            Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Issuer or the Co-Issuer referred to in this Article X, the Trustee, subject to the provisions of Article VII hereof, and the Holders of the Notes shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, Trustee in bankruptcy, liquidating Trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Issuer or the Co-Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

SECTION 10.9                                            Trustee’s Relation to Senior Debt.

The Trustee and any agent of the Issuer, the Co-Issuer or the Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 10.10                   Subordination Rights Not Impaired by Acts or Omissions of the Issuers or Holders of Senior Debt.

No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or the Co-Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer or the Co-Issuer with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following:  (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Issuer, the Co-Issuer and any other Person.

SECTION 10.11                                      Noteholders Authorize Trustee To Effectuate Subordination of Notes.

Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between holders of Senior Debt and Holders, the subordination provided in this Article X, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer or the Co-Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Issuer or the Co-Issuer, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes.  Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.12                                           This Article X Not To Prevent Events of Default.

The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article X will not be construed as preventing the occurrence of an Event of Default.

SECTION 10.13                                           Trustee’s Compensation Not Prejudiced.

Nothing in this Article X will apply to amounts due to the Trustee (other than payments of Obligations owing to Holders in respect of Notes) pursuant to other sections of this Indenture.

ARTICLE XI

NOTE GUARANTEES

SECTION 11.1                                            Guarantees.

(a)                                  Each Guarantor hereby jointly and severally, fully, unconditionally and irrevocably guarantees the Notes and obligations of the Issuers hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that:  (i) the principal of and premium, if any, and interest and Additional Interest, if any, on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest and Additional Interest, if any, to the extent lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  Each of the Guarantees shall be a guarantee of payment and not of collection.

(b)                                 Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer or the Co-Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)                                  Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer or the Co-Issuer, any right to require a proceeding first against the Issuer, the Co-Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Guarantee or as provided for in this Indenture.  Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Issuer, the Co-Issuer or any other Guarantor.  Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(d)                                 If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Co-Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer, the Co-Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect.  This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned.  This paragraph (d) shall survive the termination of this Indenture.

(e)                                  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

SECTION 11.2                                            Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 11.1, each Guarantor agrees that a notation of such Guarantee substantially in the form attached hereto as Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee.  Such notation of Guarantee shall be signed on behalf of such Guarantor by an officer of such Guarantor (or, if an officer is not available, by a board member or director) on behalf of such Guarantor by manual or facsimile signature.  In case the officer, board member or director of such Guarantor who shall have signed such notation of Guarantee shall cease to be such officer, board member or director before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Guarantee had not ceased to be such officer, board member or director.

Each Guarantor agrees that its Guarantee set forth in Section 11.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Guarantee.  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 11.3                                            Severability.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.4                                            Limitation of Guarantors’ Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance.  To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee constituting a fraudulent transfer or conveyance.

SECTION 11.5                                            Guarantors May Consolidate, Etc., on Certain Terms.

Except as otherwise provided in this Section 11.5, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

(1)               immediately after giving effect to such transactions, no Default or Event of Default exists; and

(2)               either:

(a)                                  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Guarantee and the

Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b)                                 the Net Proceeds of any such sale or other disposition of a Guarantor are applied in accordance with the provisions of Section 4.10.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture and the Registration Rights Agreement to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all such Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles IV and V hereof, and notwithstanding clauses (1) and (2) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

SECTION 11.6                                            Releases Following Sale of Assets and Other Events.

Any Guarantor shall be released and relieved of any obligations under its Guarantee:

(a)                                  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if sale or other disposition is made in accordance with the provisions of Section 4.10 hereof;

(b)                                 in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if the sale is made in accordance with the provisions of Section 4.10 thereof; or

(c)                                  in connection with any transaction following which the applicable Guarantor is no longer a Restricted Subsidiary immediately after giving effect to such transaction if such transaction is made in accordance with Section 4.10;

(d)                                 upon the discharge or release of all guarantees of such Guarantor, and all pledges of property or assets of such Guarantor securing all other Indebtedness of the Issuers and the Restricted Subsidiaries, which resulted in the creation of such Guarantee pursuant to Section 4.17; or

(e)                                  if the Issuers exercise their legal defeasance option or covenant defeasance option pursuant to Sections 8.2 or 8.3 or if their obligations under this Indenture are discharged in accordance with the terms of this Indenture.

Upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel (which may be subject to certain qualifications) to the effect that such sale or other disposition was made by the Issuer in accordance with the provisions of this Indenture, including without limitation Sections 4.10 and 4.17, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI.

SECTION 11.7                                            Release of a Guarantor.

Any Guarantor that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary in accordance with the terms of this Indenture shall, at such time, be deemed automatically and unconditionally released and discharged of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder.  The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of the Issuer’s request for such release accompanied by an Officer’s Certificate certifying as to the compliance with this Section 11.7.  Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes as provided in its Guarantee.

SECTION 11.8                                            Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1                                            Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 12.2                                            Notices.

Any notice or communication by the Issuer, the Co-Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others address:

If to the Issuer, the Co-Issuer or the Guarantors:

Barrington Broadcasting Group LLC
2500 W. Higgins Road,
Suite 880
Hoffman Estates, Illinois 60195
Facsimile: (847) 755-3045
Attention: Chief Financial Officer

With a copy to:

Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
Facsimile: (212) 230-7697
Attention: Jeffrey Pellegrino, Esq.

If to the Trustee:

U.S. Bank National Association
Corporate Trust Services
EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107
Attention: Rick Prokosch

The Issuer, the Co-Issuer or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.

If the Issuer or the Co-Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.3                                                 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of  TIA § 312(c).

SECTION 12.4                                                 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or the Co-Issuer to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), the Issuers shall furnish to the Trustee upon request:

(a)                                  an Officer’s Certificate (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.5                                            Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.6                                            Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7                                            No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer, any of its Subsidiaries or any of its direct or indirect parent corporations, as such, will have any liability for any obligations of the Issuer, the Co-Issuer or any Guarantor under the Notes, this Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

SECTION 12.8                                            Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to the Notes, the Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.9                                            No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10                                      Successors.

All agreements of the Issuers and the Guarantors in this Indenture and the Notes and the Guarantees, as applicable, shall bind their respective successors and assigns.  All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 12.11                                      Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12                                      Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13                                      Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.14                                      Acts of Holders.

(a)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer or the Co-Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Issuer and the Co-Issuer, if made in the manner provided in this Section 12.14.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Holder list maintained under Section 2.5 hereunder.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer and Co-Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  If the Issuer and Co-Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer and Co-Issuer may, at their option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer and Co-Issuer shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

[Signatures on following page]

SIGNATURES

Dated as of August 11, 2006	BARRINGTON BROADCASTING
GROUP LLC,
as Issuer

	By:	/s/ Warren Spector
Name: Warren Spector
Title: Chief Financial Officer

BARRINGTON BROADCASTING CAPITAL CORPORATION
as Co-Issuer

	By:	/s/ Warren Spector
Name: Warren Spector
Title: Chief Financial Officer

BARRINGTON QUINCY LLC
BARRINGTON JEFFERSON CITY LLC
BARRINGTON AMARILLO LLC
BARRINGTON FLINT LLC
BARRINGTON PEORIA LLC
BARRINGTON MYRTLE BEACH LLC
BARRINGTON HARLINGEN LLC
BARRINGTON KIRKSVILLE LLC
BARRINGTON COLORADO SPRINGS LLC
BARRINGTON COLUMBIA LLC
BARRINGTON ALBANY LLC
BARRINGTON MARQUETTE LLC
BARRINGTON TOLEDO LLC
BARRINGTON TRAVERSE CITY LLC
BARRINGTON SYRACUSE LLC
BARRINGTON BAY CITY LLC
BARRINGTON PEORIA LICENSE LLC
BARRINGTON FLINT LICENSE LLC
BARRINGTON BAY CITY LICENSE LLC
BARRINGTON MYRTLE BEACH LICENSE LLC
BARRINGTON SYRACUSE LICENSE LLC
BARRINGTON HARLINGEN LICENSE LLC
BARRINGTON TRAVERSE CITY LICENSE LLC
BARRINGTON MARQUETTE LICENSE LLC
BARRINGTON QUINCY LICENSE LLC
BARRINGTON AMARILLO LICENSE LLC
BARRINGTON COLUMBIA LICENSE LLC
BARRINGTON COLORADO SPRINGS LICENSE LLC
BARRINGTON ALBANY LICENSE LLC
BARRINGTON KIRKSVILLE LICENSE LLC
BARRINGTON JEFFERSON CITY LICENSE LLC
BARRINGTON TOLEDO LICENSE LLC

By:	/s/ Warren Spector
Name:	Warren Spector
Title:	Chief Financial Officer

2

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

3

EXHIBIT A

FORM OF NOTE

(Face of 10½% Senior Subordinated Note)
10½% Senior Subordinated Notes due 2014

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

[Restricted Notes Legend]

THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A)(1) TO BARRINGTON BROADCASTING GROUP LLC

OR ANY RESPECTIVE SUBSIDIARY THEREOF, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S OR (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (A)(4) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S OR PURSUANT TO CLAUSE (A)(5) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Regulation S Temporary Global Note legend]

THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.

No.	CUSIP NO.

Barrington Broadcasting Group LLC
Barrington Broadcasting Capital Corporation

promises to pay to Cede & Co. or registered assigns, the principal sum of [               ]($[       ]) on August 15, 2014.

Interest Payment Dates:  February 15 and August 15, beginning [               ], 20[  ]

Record Dates:  February 1 and August 1

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

BARRINGTON BROADCASTING GROUP LLC,
as Issuer

By:
Name:
Title:

BARRINGTON BROADCASTING CAPITAL CORPORATION,
as Co-Issuer

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

(Back of 10½% Senior Subordinated Note)
10½% Senior Subordinated Notes due 2014

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                  Interest. Barrington Broadcasting Group LLC, a Delaware limited liability company, and Barrington Broadcasting Capital Corporation, a Delaware corporation (together, the “Issuers”), promise to pay interest on the principal amount of this 10½% Senior Subordinated Note due 2014 (a “10½% Senior Subordinated Note”) at a fixed rate. The Issuers will pay interest in United States dollars (except as otherwise provided herein) semiannually in arrears on February 15 and August 15, commencing on [            ], 20[  ], or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the 10½% Senior Subordinated Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [              ], 20[  ]; provided that if there is no existing Default or Event of Default in the payment of interest, and if this 10½% Senior Subordinated Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after August 11, 2006), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of 10½% Senior Subordinated Notes, in which case interest shall accrue from the date of authentication. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the 10½% Senior Subordinated Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(2)                                  Method of Payment. The Issuers will pay interest on the 10½% Senior Subordinated Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of 10½% Senior Subordinated Notes at the close of business on the February 1 and August 1 preceding the Interest Payment Date, even if such 10½% Senior Subordinated Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The 10½% Senior Subordinated Notes shall be payable as to principal, premium and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other 10½% Senior Subordinated Notes the Holders of which shall have provided written wire transfer instructions to the Issuers and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of this 10½% Senior Subordinated Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3)                                  Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of its Subsidiaries may act in any such capacity.

(4)                                  Indenture and Subordination. The Issuers issued the 10½% Senior Subordinated Notes under an Indenture, dated as of August 11, 2006 (the “Indenture”), among the Issuers, the Guarantors and the Trustee. The terms of the 10½% Senior Subordinated Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). To the extent the provisions of this 10½% Senior Subordinated Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The 10½% Senior Subordinated Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The 10½% Senior Subordinated Notes issued on the Issue Date are senior subordinated obligations of the Issuers limited to $125,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium and interest on outstanding 10½% Senior Subordinated Notes as set forth in Paragraph 2 hereof. The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Senior Debt. The payment of principal and interest on the 10½% Senior Subordinated Notes is unconditionally guaranteed on a senior subordinated basis by the Guarantors.

(5)                                  Optional Redemption.

(a)                                  The Notes are subject to redemption, at the option of the Issuers, in whole or in part, at any time on or after August 15, 2010, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning August 15 of the years indicated:

Year	Redemption Price

2010	105.250%
2011	102.625%
2012 and thereafter	100.000%

(b)                                 In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, prior to August 15, 2009, the Issuers may, with the net cash proceeds of one or more Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes at a Redemption Price of 110.50% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes originally issued on the Issue Date remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Issuers and their Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Equity Offering.

(6)                                  Mandatory Redemption. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the 10½% Senior Subordinated Notes.

(7)                                  Repurchase at Option of Holder.

(a)                                  Upon the occurrence of a Change of Control, each Holder will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or integral multiples of $1,000 thereof) of such Holder’s 10½% Senior Subordinated Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer required by the Indenture.

(b)                                 Upon the occurrence of certain Asset Sales, the Issuers may be required to offer to purchase Notes.

(c)                                  Holders of the 10½% Senior Subordinated Notes that are the subject of an offer to purchase will receive notice of an Offer to Purchase pursuant to an Asset Sale or a Change of Control from the Issuers prior to any related purchase date and may elect to have such 10½% Senior Subordinated Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.

(8)                                  Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose 10½% Senior Subordinated Notes are to be redeemed at its registered address. 10½% Senior Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in minimum denominations of $1,000 and integral multiples of $1,000 thereof, unless all of the 10½% Senior Subordinated Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on the 10½% Senior Subordinated Notes or portions hereof called for redemption.

(9)                                  Denominations, Transfer, Exchange. The 10½% Senior Subordinated Notes are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000 thereof. The transfer of the 10½% Senior Subordinated Notes may be registered and the 10½% Senior Subordinated Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any 10½% Senior Subordinated Note or portion of a 10½% Senior Subordinated Note selected for redemption, except for the unredeemed portion of any 10½% Senior Subordinated Note being redeemed in part. Also, it need not exchange or register the transfer of any 10½% Senior Subordinated Notes for a period of 15 days before a selection of 10½% Senior Subordinated Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)                            Persons Deemed Owners. The registered Holder of a 10½% Senior Subordinated Note may be treated as its owner for all purposes.

(11)                            Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with, any provision of the Indenture may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and/or the Guarantees to, among other things, cure any ambiguity or omission, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any change that does not materially adversely affect the rights of any Holder of a Note.

(12)                            Defaults and Remedies. If a Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Issuer, the Co-Issuer or a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if a committee of its Responsible Officers determines in good faith that withholding notice is in the interest of the Holders. Subject to certain conditions, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the

Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes.

(13)                            Trustee Dealings with the Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, the Guarantors or their respective Affiliates, and may otherwise deal with the Issuers, the Guarantors or their respective Affiliates, as if it were not the Trustee.

(14)                            No Recourse Against Others. No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Issuers or any of their Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuers under the Notes, any Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

(15)                            Authentication. This 10½% Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)                            Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)                            CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers has caused CUSIP numbers to be printed on the 10½% Senior Subordinated Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the 10½% Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(18)                            [Registration Rights. In addition to the rights provided to Holders of Notes under the Indenture, Holders will have all the rights set forth in the Registration Rights Agreement.](1)

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

(1)           Include for any Note other than an Exchange Note.

Barrington Broadcasting Group LLC
2500 W. Higgins Road
Suite 880
Hoffman Estates, Illinois  60195
Facsimile:  (847) 755-3045
Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this 10½% Senior Subordinated Note, fill in the form below:  (I) or (we) assign and transfer this 10½% Senior Subordinated Note to

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this 10½% Senior Subordinated Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 10½% Senior Subordinated Note)

Signature guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 10½% Senior Subordinated Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

☐ Section 4.10                                                                 ☐ Section 4.14

If you want to elect to have only part of the 10½% Senior Subordinated Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:  $

Date:	Your Signature:
(Sign exactly as your name appears on the 10½% Senior Subordinated Note)

Tax Identification No.:

Signature guarantee:

CERTIFICATE TO BE DELIVERED UPON
EXCHANGE OF TRANSFER RESTRICTED NOTES

Barrington Broadcasting Group LLC
Barrington Broadcasting Capital Corporation
2500 W. Higgins Road
Suite 880
Hoffman Estates, Illinois  60195
Facsimile:  (847) 755-3045
Attention:  Chief Financial Officer

U.S. Bank National Association
Corporate Trust Services
EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN  55107
Attention:  Rick Prokosch

Re:  CUSIP #

Reference is hereby made to that certain Indenture dated August 11, 2006 (the “Indenture”) among Barrington Broadcasting Group LLC, Barrington Broadcasting Capital Corporation, the guarantors party thereto and U.S. Bank National Association, as Trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $                  principal amount of Notes held in (check applicable space)        book-entry or            definitive form by the undersigned.

The undersigned                            (transferor) (check one box below):

☐                                    hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture;

☐                                    hereby requests the Trustee to exchange a Note or Notes to                       (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)	☐	to any Issuer or any of its subsidiaries; or

(2)	☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof.

Signature

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

Dated:
NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF 10½% SENIOR SUBORDINATED NOTES

The following exchanges of a part of this Global Note for other 10½% Senior Subordinated Notes have been made:

Date of Exchange	Amount of Decrease in Principal Amount of This Global Note	Amount of Increase in Principal Amount of This Global Note	Principal Amount of This Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or 10½% Senior Subordinated Note Custodian

EXHIBIT B

FORM OF NOTATIONAL GUARANTEE

The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of August 11, 2006, by and among Barrington Broadcasting Group LLC, Barrington Broadcasting Capital Corporation  (together, the “Issuers”), the Guarantors party thereto and the Trustee (as amended and supplemented from time to time, the “Indenture”), has guaranteed the Notes and the obligations of the Issuers under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the 10½% Senior Subordinated Notes due 2014 (the “Notes”) of the Issuers, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms set forth in Article XI of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee or the Indenture.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

No stockholder, employee, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuers’ obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. The Obligations of each Guarantor under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

B-1

THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of

[Guarantor]

By:
Name:
Title:

(SEAL)

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EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

Barrington Broadcasting Group LLC
Barrington Broadcasting Capital Corporation
2500 W. Higgins Road
Suite 880
Hoffman Estates, Illinois  60195
Facsimile:  (847) 755-3045
Attention:  Chief Financial Officer

U.S. Bank National Association
Corporate Trust Services
EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN  55107
Attention:  Rick Prokosch

Re:	Barrington Broadcasting Group LLC and Barrington
Broadcasting Corporation 10½% Senior Subordinated Notes
due 2014 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $              aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

You the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

C-1

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

C-2

EXHIBIT D

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S]

Barrington Broadcasting Group LLC
Barrington Broadcasting Capital Corporation
2500 W. Higgins Road
Suite 880
Hoffman Estates, Illinois  60195
Facsimile:  (847) 755-3045
Attention:  Chief Financial Officer

U.S. Bank National Association
Corporate Trust Services
EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN  55107
Attention:  Rick Prokosch

Re:	Barrington Broadcasting Group LLC
Barrington Broadcasting Capital Corporation
10½% Senior Subordinated Notes due 2014 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $            aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)                                  the offer of the Notes was not made to a person in the United States;

(2)                                  either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)                                  no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)                                  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

The Issuers and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature